LIGHTING SCIENCE GROUP APPOINTS ROBERT WARSHAUER,
OF GIULIANI CAPITAL ADVISORS, AS PRESIDENT

DALLAS, TX — March 8, 2006 — Lighting Science Group Corporation (OTCBB:LSGP), designer and marketer of energy efficient LED lighting solutions based on Optimized Digital Lighting™ (ODL™) technology, today announced that Robert H. Warshauer has been appointed President and member of the Board of Directors.

Prior to joining Lighting Science, Mr. Warshauer served as Managing Director and member of the Board of Directors at Giuliani Capital Advisors LLC (“GCA”), a boutique financial advisory and investment banking firm, a subsidiary of Giuliani Partners. While at GCA, he focused on mergers and acquisitions, corporate reorganizations, long-term business planning, and debt and equity financings. Prior to GCA, Mr. Warshauer was a Senior Managing Director and member of the Board of Directors at Ernst & Young Corporate Finance LLC. Mr. Warshauer has a Masters of Business Administration in Finance from New York University, a BSBA Degree from Bucknell University and is a licensed Certified Public Accountant, and serves on the Board of an international industry organization.

Ron Lusk, Chairman and CEO of Lighting Science, stated, “We are very pleased that Rob is joining Lighting Science. We have been working closely with him for more than a year through our joint venture with GCA, and we believe Rob joining Lighting Science significantly strengthens our management team and alliance with GCA. His corporate finance experience and contacts within our marketplace will be extremely valuable to the Company as we pursue broad market acceptance of our energy saving LED products.”

Lighting Science’s efforts in the super-efficient facilities lighting category are initially focused on the parking garage market, which has an estimated 22 million lights in approximately 40,000 garage facilities nationwide.

Robert Warshauer commented, “I am extremely pleased to become part of the Lighting Science team. The use of LEDs in general illumination is at the forefront of technology and has the potential to revolutionize the lighting industry, which continues to widely utilize inefficient products based on 100-year old technology. Lighting Science’s technologies provide significant financial, operating and environmental benefits over both traditional lighting solutions, as well as other LED technologies. Additionally, the Company is strategically aligned with Amtech Lighting Services, a subsidiary of ABM Industries, which I believe will provide us access to their vast customer base.”

Henrik C. Slipsager, CEO of ABM Industries Inc. (NYSE:ABM), added, "We look forward to further developing our relationship with Lighting Science and are pleased that Rob is joining as President. Lighting Science is on the leading edge of lighting technology. We formed our alliance with Lighting Science in September '05, and have recently ordered 6,000 LED lights for one of our financial services customers. We look forward to introducing Lighting Science's other energy saving products to our customers. Our relationship is a product of ABM's ongoing efforts to identify, test and source the highest quality products and newest cost-savings technologies for our clients."

Steven Oesterle, Chairman and CEO of Giuliani Capital Advisors, commented, “Rob’s expertise will be a great addition to the management team at Lighting Science and we look forward to continuing our relationship with the Company and with Rob as he remains on the Board of Giuliani Capital Advisors and a Managing Director.”

About Lighting Science Group Corporation
Lighting Science Group Corporation (www.lsgc.com) designs and sells energy efficient lighting solutions based on Optimized Digital Lighting™ (ODL™) technology. The Company's patented and patent-pending designs and manufacturing processes enable affordable, efficient and long lasting LED-based lighting systems to be quickly deployed in existing lighting applications and produce immediate cost savings and environmental benefits.

Certain statements in the press release constitute "forward-looking statements" relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict, " "potential" or "continue, " the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

“Lighting Science,” “Optimized Digital Lighting,” “ODL” and the LSG concentric ovals are trademarks of Lighting Science Group Corporation.

Contacts:
Ron Lusk, Chairman & CEO
Lighting Science Group Corporation
214-382-3630

Investor Relations Counsel:
The Equity Group Inc.
Loren G. Mortman
212-836-9604
Lauren Till
212-836-9610
LTill@equityny.com

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